EXHIBIT 10.2


                        CHECKPOINT SYSTEMS, INC.
                        STOCK OPTION PLAN (1992)


1.	General Information.

(a)	Name.  This Stock Option Plan (1992) (the "Plan")
is hereby adopted by the Board of Directors of Checkpoint Systems, Inc. (the "Company") as amended by the Board of Directors on February 22, 1995 and approved by the Shareholders of the Company at the Annual Meeting of Shareholders held on April 27, 1995; and as amended by the Board of Directors on February 26, 1997 and approved by the Shareholders of the Company at the Annual Meeting of Shareholders held on April 23, 1997.

(b)	Purpose.  The Company has established the Plan to
promote the interests of the Company and its Shareholders by providing employees and non-employee members of the Board of Directors of the Company and its related affiliates (collectively, the "Optionees"), with additional incentive and the opportunity, through stock ownership, to increase their proprietary interest in the Company and their personal interest in its continued success and progress through the receipt of rights (the "Options") to acquire the Company's Common Stock, par value $0.10 per share (the "Common Stock").

		(c)	Designation.

(i)	Each Option granted under the Plan shall
specify whether it is or is not intended to be an incentive stock option ("ISO") within the meaning of Section 422 (b) of the Internal Revenue Code of 1986, as amended (the "Code") for Federal income tax purposes. No Option granted to a person who is not an employee of the Company or an Affiliate on the date of grant shall be an ISO. For purpose of the Plan, the term "Affiliate" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424 (e) or (f) of the Code.

(ii)	The aggregate fair market value of Common
Stock (determined as of the time of the grant of an Option with respect thereto) for which ISOs granted to an Optionee ("under this Plan and all other plans of the Company or an Affiliate) first become exercisable in any calendar year shall not exceed $100,000. Any Option granted which (a) is intended to be an ISO, and (b) would, if treated as an ISO, cause the Optionee receiving such grant to hold ISOs first exercisable in any calendar year for Common Stock having a fair market value at the time of the grant of the Option or Options with respect thereto in excess of $100,000 shall, notwithstanding such intention, be treated as an Option which is not an ISO (referred to herein as an "NSO").
This subsection shall be applied by taking Options intended to be ISOs into account in the chronological order in which such Options were granted.

2.	Administration.  The Plan shall be administered by
a committee composed of two or more members of the Company's Board of Directors who are not employees of the Company or an Affiliate. Such committee in its administrative capacity with respect to the Plan is referred to as the "Committee". The Committee shall at all times be comprised of persons who are "disinterested persons" as that term is defined in Rule 16b-3 of the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act").

(a)	Meetings.  The Committee shall hold meetings at
such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee or acts otherwise approved in accordance with the Company's By-Laws or Pennsylvania law shall be the valid acts of the Committee.

(b)	Grants.  Subject to the terms of the Plan and the
requirements of the Code, the Exchange Act and the rules and regulations promulgated thereunder with respect to ISOs or any other Options requiring compliance with such statutory or regulatory provisions (collectively, the "Requirements of Law"), the Committee shall have complete authority to:

(i)	determine the Optionees to whom Options are
granted, the type and amounts of Options to be granted and the time of all such grants;

(ii)	 determine the terms, conditions and
provisions of, and restrictions relating to, each Option granted, including but not limited to, the period of time which must pass from the date the Option is granted to the date on which the right to exercise such Option shall be fully vested and the duration of the Option;

(iii) change, modify, accelerate or extend the termination date of any Option granted to any Optionee under the Plan;

(iv)	 interpret and construe the Plan and all
Option Documents described in Section 6;

	(v)	 prescribe, amend and rescind rules and
regulations relating to the Plan;

	(vi)	 determine the content and form of all Option
Documents;

	(vii) determine all questions relating to Options under the Plan;

	(viii) maintain accounts, records and ledgers relating to Options;

	(ix)	 maintain records concerning its decisions
and proceedings;

	(x)	 employ agents, attorneys, accountants or
other persons for such purposes as the Committee considers necessary or desirable; and

(xi)	 do and perform all acts which it may deem
necessary or appropriate for the administration of the Plan and to carry out the purposes of the Plan.

(c)	Determination.  All determinations of the
Committee shall be final.

(d)	Exculpation.  No member of the Board of Directors
or of the Committee shall be personally liable as such for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under it unless (i) the director or member of the Committee has breached or failed to perform the duties of his office under Section 1712 of the Pennsylvania Business Corporation Law of 1988, as amended (relating to standard of care and justifiable reliance), and (ii) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Subsection 2(d) shall not apply to the responsibility or liability of a director or a member of the Committee pursuant to any criminal statute or to the liability of a director or a member of the Committee for the payment of taxes pursuant to local, state, or Federal law.

(e)	Indemnification.  Each member of the Board of
Directors or of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company's By-Laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options under it in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board or the Committee at the time of the action, suit or proceeding.

3.	Eligibility.  All employees of the Company or its
Affiliates shall be eligible to receive ISOs hereunder.  All
Optionees, whether employees or non-employee directors, shall be eligible to receive NSOs hereunder. An Optionee may receive more than one Option, but only on the terms and subject to the restrictions of the Plan.

4.	Option Shares.  The aggregate maximum number of
shares of Common Stock for which Options may be issued under the Plan is 12,000,000 shares, adjusted as provided in Section 9 (the "Option Shares"). Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be available to be optioned and to be the subject of an Option granted pursuant to the Plan.

5.	Term of Plan. The Stock Option Plan (1992) was
approved at the April 29, 1992 Annual Meeting of Shareholders and amended and restated at the April 27, 1995 Annual Meeting of Shareholders; and further amended at the April 23, 1997 Annual Meeting of Shareholders. No Options may be granted under this Plan after May 17, 2007.

6.	Terms and Conditions of Options.  Options granted
pursuant to the Plan shall be evidenced by written documents (the "Option Documents") in such form (consistent with the terms of the Plan and the Requirements of Law) as the Committee shall from time to time approve. Each Option Document, other than Option Documents reflecting a grant to an Optionee who, in the determination of the Committee, is not subject to Section 16 of the Exchange Act, shall provide that the Option provided for therein may not be exercised for six months after the date on which such Option is granted. In addition, all Option Documents shall comply with and be subject to the following terms and conditions:

		(a)	Number of Option Shares.  Each Option Document
shall state the number of Option Shares to which it pertains. No member of the Board of Directors may receive an Option or Options under the Plan for an aggregate of more than ten percent of the Option Shares reserved for issuance under the Plan.

(b)	Option Price.  Each Option Document shall state
the price at which Option Shares may be purchased (the "Option Price"), which shall be at least 100% of the fair market value of the Common Stock on the date the Option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under
Section 424 (d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the fair maker value of the Option Shares on the date the Option is granted. Notwithstanding the foregoing, if the Common Stock is traded in a public market, then the fair market value per share shall be the mean between the highest and lowest quoted selling prices thereof on the date the Option is granted as reported in customary financial reporting services, or, if no such selling prices we reported for such date, then the fair market value per share shall be the mean between the closing "bid" and "asked" prices thereof on such date, reported in customary financial reporting services.

(c)	Medium of Payment.  An Optionee shall pay for
Option Shares (i)in cash, (ii) by certified check payable to the order of the Company, or (iii) by a combination of the foregoing. In addition, the Committee in its sole discretion may permit payment to be made in whole or in part in shares of Common Stock held by the Optionee or issuable to such Optionee pursuant to the terms of an Option which such Optionee has exercised ("Issuable Shares"). If payment is made in whole or in part in shares of Common Stock, other than Issuable Shares, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of any kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. If payment is to be made in whole or in part by the surrender of Issuable Shares, the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of any kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. If payment is to be made in whole or in part by the surrender of Issuable Shares, the Optionee's delivery of notice of his irrevocable intent to surrender such Issuable Shares shall be treated as the delivery of certificates representing such Shares accompanied by such stock powers. In such event, the Optionee shall take such other actions as the Committee shall deem necessary or appropriate. Common Stock held by an Optionee and Issuable Shares delivered in payment for Option Shares shall be valued at the fair market value of such Common Stock or Issuable Shares on the date of its delivery to the Company. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of Common Stock or Issuable Shares in payment of the Option Price. In that event, any certificates representing shares of Common Stock or any notice of irrevocable intent to surrender Issuable Shares which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Committee to accept such shares in payment of the Option Price. The Committee may impose such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

	(d)	Termination of Options.  No Option shall be
exercisable after the first to occur of the following:

		(i)	expiration of the Option term specified
in the Option Document, which for an ISO, shall not exceed (A) ten years from the date of grant, or (B) five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424 (d) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of an Affiliate, and which for any other Option shall not exceed ten years and six months from the date of grant;
		(ii)  in the case of an ISO, expiration of
three months from the date on which the Optionee's employment with the Company or an Affiliate terminates for any reason other than death, disability within the meaning of Section 22 (e) (3) of the Code or cause; in the case of an NSO, expiration of three months from the date on which the Optionee's employment or service with the Company or an Affiliate terminates for any reason other than death, disability within the meaning of Section 22 (e) (3) of the Code, cause, or retirement (For purposes of this paragraph (ii), the meaning of the terms "cause" and "retirement" shall be as defined in paragraphs (iv) and (v) below.);
	(iii) in the case of an ISO or NSO, expiration of twelve months from the date an Optionee's employment (or service as a director) terminates by reason of death or disability within the meaning of Section 22 (e) (3) of the Code; (An Option may be exercised under this paragraph by the Optionee, the executor or administrator of his estate, or by his legatee or heirs. An Option granted to an employee who terminates employment by reason of death which is not exercised by the employee prior to his death shall not be an ISO if the employee was not employed by the Company or an Affiliate for at least three months prior to his death.);

	(iv) in the case of an ISO or NSO, immediately upon termination of Optionee's employment (or service as a director) with the Company for cause ("cause" as used in Subsection 6(d) shall mean (A) the breach by an Optionee of any employment contract or service contract with the Company or any Affiliate; or (B) engaging in any activity disloyal to the Company or any Affiliate, including, but not limited to, fraud, embezzlement, theft, disclosure of trade secrets or proprietary information or any course of dishonest conduct as such may be interpreted or determined by the Committee) during the term of such person's employment with the Company or any Affiliate.);

	(v) in the case of an NSO, expiration of twelve months from the date an Optionee's employment (or service as a director) terminates by reason of retirement ("retirement" shall mean termination of employment or service other than for death, disability, or cause after attaining age 55); or

	(vi)  the date set by the Committee to be an
accelerated expiration date in the event of dissolution or liquidation of the Company or consummation of any transaction in which the Company becomes an 80% or more owned subsidiary of another company, in which case the Committee may take whatever other action with respect to Options, including acceleration of any exercise provisions (to the extent not precluded by the terms of the Plan or the Requirements of Law) it deems necessary or desirable.

Notwithstanding the foregoing, the Committee may, in its discretion, upon the termination of employment of an Optionee other than for cause, extend the expiration date of any Option for a period not to exceed twelve months from the date of termination of the Optionee's employment, provided that any ISO the expiration date of which been so extended shall, upon such extension, be deemed an NSO.

(e)	Transfers.  No Option granted under the Plan may
be transferred, except by will, by the laws of descent and distribution or pursuant to an order constituting a Qualified Domestic Relations Order under the Code and the Employees Retirement Income Security Act of 1974, as amended ("ERISA"). An Option may be exercised only by the grantee thereof, or the person to whom such Option is properly transferred in accordance with the preceding sentence.

(f)	Other Provisions.  The Option Documents shall
contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(g)	Amendment.  Subject always to the terms of the
Plan, the Committee shall have the right to amend Option
Documents issued to an Optionee subject to his consent, except that the consent of the Optionee shall not be required for any amendment made under subsection 6(d) (vi).

(h)	Transfer or Military Leave.  The transfer of an
Optionee from the Company to an Affiliate, or vice versa, or from one Affiliate to another, shall not be deemed termination of employment. Subject to the following sentence and the Requirements of Law, the Committee shall have the authority to determine in each case whether an authorized leave of absence or absence on military or government service shall be deemed a termination of employment for purposes of subsection 6 (d). If the leave extends beyond 90 days, then the employment relationship shall be deemed to have been terminated as of the 91st day unless the employee's reemployment rights are guaranteed by law.

7.	Automatic Awards to Non-Employee Members of the
Board of Directors.

(a) Subject to the limits set forth in Section 6 (a) hereof, effective April 23, 1997 a newly appointed or elected non-employee member first serving on the Board on or after April 23, 1997 shall be granted a NSO for 10,000 Options; and thereafter each non-employee member of the Board of Directors shall receive Options for 10,000 Shares upon re-election to the Board of Directors, provided that the non-employee member of the Board of Directors is then serving in such position, and provided further, that there are then available sufficient shares under this Plan.

	(b) If, on account of the limit set forth in Section 6(a) hereof, a member of the Board of Directors receives no Option or an Option covering fewer shares than he or she would have received under paragraph (a) of this Section 7 and additional shares later become available under that limit while he or she remains a member of the Board of Directors of the Company and during the term of this Plan, then with respect to each such instance, such member of the Board of Directors shall be granted automatically upon such availability an NSO covering a number of shares equal to the lesser of (i) 10,000 shares (appropriately adjusted pursuant to Section 9 hereof) of Common Stock, less the number of shares (as adjusted) for which one or more Options were previously granted to him or her in such instance under paragraph (a). For purposes of the preceding sentence, priority among non-employee members of the Board of Directors for additional Options as shares become available shall be determined on the basis of the order of their election as such. If the limit set forth in Section 6(a) affects two or more non-employee members of the Board of Directors elected as such on the same date, the total number of shares which are then available or which later become available for Options shall be allocated equally among such non-employee members of the Board of Directors entitled to receive additional Options until each such non-employee member of the Board of Directors has received Options for the number of shares he or she would have received initially if said limit had not applied.

(d) The purchase price of each share of Common Stock under each Option granted under this Section 7 shall be the fair market value of a share of Common Stock on the date the Option is granted, such date being either the date of the award or the date of the non-employee member of the Board of Director's election as such, as appropriate.

(e) Each Option granted under this Section 7 shall become exercisable six months after the date of grant and such Option may only be exercised during the ten-year period beginning on the date the Option is granted.

(f) Except as specifically provided for and pursuant to the terms of this Section 7, with respect to the automatic grant of NSOS, any member of the Board of Directors who is not a full-time salaried employee of the Company shall not be eligible to receive any ISO under the Plan.

(g) Non-employee directors of the Company shall be granted options under this Plan only in accordance with the provisions of Section 7 hereof, and not otherwise.

(h) This Section 7 may not be amended, except in order to comply with the Code or ERISA, unless at least six months have passed since the most recent prior amendment of this
Section 7.

		8.  Exercise.  No Option shall be deemed to
have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933 (the "33 Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the 33 Act), (b) the Optionee has been advised and understands that (i) the Option Shares have not been registered under the 33 Act and are, "restricted securities" within the meaning of Rule 144 under the 33 Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Option Shares under the 33 Act or to take any action which would make available to the Optionee any exemption from such registration, and (c) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws. Notwithstanding the above, should the Company be advised by counsel that issuance of shares should be delayed pending (i) registration under federal or state securities laws, or (ii) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in (i) or (ii) has occurred.

9. Adjustments on Changes in Common Stock. The aggregate number of shares and class of shares as to which Options may be granted hereunder, the number of shares covered by each outstanding Option and the Option Price thereof shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or other outstanding equity security or a recapitalization or other capital adjustments (not including the issuance of Common Stock on the conversation of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee.

10. Amendment or Termination of the Plan. The Board of Directors of the Company may amend or terminate the Plan in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not, without obtaining approval by vote of a majority of the outstanding voting stock of the Company present or represented at a duly held meeting of Shareholders of the Company, decrease the minimum Option Price of an ISO granted under the Plan, increase the maximum number of shares as to which Options may be granted under the Plan, except as provided in
Section 9 hereof, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

1l. Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee in the employ of the Company or an Affiliate or as a member of the Company's Board of Directors or in any other capacity.

12. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Option Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares, or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

13. Section References. The section references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

14. Number and Gender. The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

15.	Governing Law.  This Plan shall be construed and
administered in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent reempted by Federal law.